Exhibit 99.1

Anworth Reports First Quarter Financial Results

SANTA MONICA, Calif--(BUSINESS WIRE)--May 7, 2020--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company” or “Anworth”) today reported its financial results for the first quarter ended March 31, 2020.

First Quarter Updates

The Coronavirus pandemic has negatively and adversely impacted the U.S. and global economies, financial markets, and our financial condition and results of operations. In our March 20, 2020 and April 3, 2020 press releases, we provided updates about the highly-volatile market conditions and the estimated effects on our book value per common share, our repurchase agreement (“repo”) financing, and sales of our investment portfolios, particularly our Non-Agency MBS. Due to significant declines in the market value of our Non-Agency MBS during this period, we sold a significant amount of our Non-Agency MBS in order to reduce leverage, maintain adequate liquidity, pay-down our balances with our repo lenders, and preserve over-collateralization for our repo lenders. As a result, we recorded a loss on the sale of these securities of approximately $55.4 million. At March 31, 2020, we changed the designation of our Non-Agency MBS from available-for-sale securities to trading securities. This required that unrealized losses at March 31, 2020 of approximately $60 million were recognized in our statements of operations instead of being recorded in accumulated other comprehensive income, as had previously been done.

Earnings

The following table summarizes the Company’s core earnings, GAAP net loss to common stockholders, and comprehensive income for the three months ended March 31, 2020:

	Three Months Ended
	March 31, 2020
	(unaudited)
		Per
		Weighted
	Earnings	Share
	(in thousands)
Core earnings	$8,736	$0.09
GAAP net loss to common stockholders	$(188,118)	$(1.90)
Comprehensive income	$(185,845)	$(1.88)

Core earnings is a non-GAAP financial measure, which is explained and reconciled to GAAP net loss to common stockholders in the section entitled “Non-GAAP Financial Measures Related to Operating Results” near the end of this earnings release. Comprehensive income is shown on our unaudited consolidated statements of comprehensive income, which is included in this earnings release. Comprehensive income consists of net loss to all stockholders (including the amounts paid to preferred stockholders) and the change in other comprehensive income.

Portfolio

At March 31, 2020 and December 31, 2019, the composition of our portfolio at fair value was as follows:

	March 31, 2020		December 31, 2019
	Dollar Amount	Percentage	Dollar Amount	Percentage
	(in thousands)
	(unaudited)
Agency MBS:
ARMS and hybrid ARMs	$710,037	20.8%	$789,468	15.7%
Fixed-rate Agency MBS	1,690,223	49.6	2,720,583	54.1
TBA Agency MBS	157,266	4.6	253,516	5.0
Total Agency MBS	$2,557,526	75.0%	$3,763,567	74.8%
Non-Agency MBS	281,686	8.3	643,610	12.8
Residential mortgage loans held-for-investment through consolidated securitization trusts(1)	416,571	12.2	458,348	9.1
Residential mortgage loans held-for-securitization	141,645	4.1	152,922	3.0
Residential real estate	13,260	0.4	13,499	0.3
Total Portfolio	$3,410,688	100.0%	$5,031,946	100.0%
Total Assets(2)	$3,705,183		$5,191,616
___________________________
(1)	Residential mortgage loans owned by consolidated variable interest entities (“VIEs”) can only be used to settle obligations and liabilities of the VIEs, for which creditors do not have recourse to us.
(2)	Includes TBA Agency MBS.

Agency MBS

At March 31, 2020, the allocation of our agency mortgage-backed securities (“Agency MBS”) was approximately 28% adjustable-rate and hybrid adjustable-rate Agency MBS, 66% fixed-rate Agency MBS, and 6% fixed-rate TBA Agency MBS. At December 31, 2019, the allocation of our agency mortgage-backed securities (“Agency MBS”) was approximately 21% adjustable-rate and hybrid adjustable-rate Agency MBS, 72% fixed-rate Agency MBS, and 7% fixed-rate TBA Agency MBS, both periods of which are detailed in the table below:

	March 31,	December 31,
	2020	2019
	(dollar amounts in thousands)
	(unaudited)
Fair value of Agency MBS and TBA Agency MBS	$2,557,526	$3,763,567
Adjustable-rate Agency MBS coupon reset (less than 1 year)	17%	13%
Hybrid adjustable-rate Agency MBS coupon reset (1-3 years)	3	2
Hybrid adjustable-rate Agency MBS coupon reset (3-5 years)	4	3
Hybrid adjustable-rate Agency MBS coupon reset (greater than 5 years)	4	3
Total adjustable-rate Agency MBS	28%	21%
15-year fixed-rate Agency MBS	2	1
20-year fixed-rate Agency MBS	7	5
30-year fixed-rate Agency MBS	57	66
30-year fixed-rate TBA Agency MBS	6	7
Total MBS	100%	100%

At March 31, 2020 and December 31, 2019, the summary statistics of our Agency MBS and TBA Agency MBS were as follows:

	March 31, 2020
	Weighted Average
			Fair Market
	Coupon	Cost	Price
		(unaudited)
Agency MBS:
Adjustable-rate Agency MBS	3.78%	101.91%	$102.70
Hybrid adjustable-rate Agency MBS	2.78	102.09	103.88
15-year fixed-rate Agency MBS	3.50	101.75	105.52
20-year fixed-rate Agency MBS	3.56	103.83	107.38
30-year fixed-rate Agency MBS	3.79	102.54	106.91
Total Agency MBS:	3.64%	102.47%	$106.03
Average asset yield (weighted average coupon divided by average amortized cost)	3.56%
Unamortized premium	$55.9 million
Unamortized premium as a percentage of par value	2.47%
Premium amortization expense on Agency MBS for the respective quarter	$6.5 million
TBA Agency MBS:
30-year fixed-rate TBA Agency MBS	3.00%	102.78%	$103.14

	December 31, 2019
	Weighted Average
			Fair Market
	Coupon	Cost	Price
		(unaudited)
Agency MBS:
Adjustable-rate Agency MBS	3.95%	102.04%	$104.24
Hybrid adjustable-rate Agency MBS	2.78	102.11	101.67
15-year fixed-rate Agency MBS	3.50	101.81	103.92
20-year fixed-rate Agency MBS	3.56	103.96	104.65
30-year fixed-rate Agency MBS	3.56	102.33	103.75
Total Agency MBS:	3.54%	102.35%	$104.00
Average asset yield (weighted average coupon divided by average amortized cost)	3.46%
Unamortized premium	$79.4 million
Unamortized premium as a percentage of par value	2.35%
Premium amortization expense on Agency MBS for the respective quarter	$7.0 million
TBA Agency MBS:
30-year fixed-rate TBA Agency MBS	3.00%	101.19%	$101.41

At March 31, 2020 and December 31, 2019, the constant prepayment rate (“CPR”) and weighted average term to next interest rate reset of our Agency MBS were as follows:

	March 31,	December 31,
	2020	2019
	(unaudited)
Constant prepayment rate (CPR) of Agency MBS	18%	25%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	25%	32%
Weighted average term to next interest rate reset on Agency MBS	25 months	24 months

The following tables summarize our fixed-rate Agency MBS at March 31, 2020 and December 31, 2019:

	March 31, 2020
	(unaudited)
					Weighted
					Average
				Weighted	Remaining
	Market		Fair Market	Average	Term
	Value	Cost	Price	Coupon	(Years)
	(in thousands)
30-Year Fixed-Rate Agency MBS:
3.00%	$228,191	$102.24	$105.22	3.00%	29.7
3.50%	292,842	103.38	106.34	3.50	28.3
4.00%	829,092	102.30	107.28	4.00	28.4
≥4.5%	103,145	102.75	109.36	4.78	26.4
	$1,453,270	$102.54	$106.91	3.79%	28.4
15-Year to 20-Year Fixed-Rate Agency MBS	236,953	103.43	107.02	3.55	16.3
Total Fixed-Rate Agency MBS	$1,690,223	$102.66	$106.92	3.76%	26.7

	December 31, 2019
	(unaudited)
					Weighted
					Average
				Weighted	Remaining
	Market		Fair Market	Average	Term
	Value	Cost	Price	Coupon	(Years)
	(in thousands)
30-Year Fixed-Rate Agency MBS:
3.00%	$872,360	$101.61	$101.73	3.00%	29.9
3.50%	599,568	103.09	103.72	3.50	29.1
4.00%	869,749	102.42	105.43	4.00	28.7
≥4.5%	136,103	103.12	106.55	4.71	27.1
	$2,477,780	$102.33	$103.75	3.56%	29.1
15-Year to 20-Year Fixed-Rate Agency MBS	242,803	103.53	104.50	3.55	16.5
Total Fixed-Rate Agency MBS	$2,720,583	$102.43	$103.81	3.56%	28.0

Non-Agency MBS

At March 31, 2020, our Non-Agency MBS were designated as trading securities and are carried at fair value.

The following tables summarize our Non-Agency MBS at March 31, 2020 and December 31, 2019:

	March 31, 2020
	(dollar amounts in thousands)
	(unaudited)
				Weighted Average
	Fair	Amortized	Current		Fair Market
Portfolio Type	Value	Cost	Principal	Coupon	Price
Legacy Non-Agency MBS (pre-2008)	$204,777	$204,777	$360,905	5.58%	$56.74
Non-performing	2,355	2,355	3,000	5.62	78.50
Credit Risk Transfer	74,554	74,554	96,625	4.18	77.16
Total Non-Agency MBS	$281,686	$281,686	$460,530	5.29%	$61.17

	December 31, 2019
	(dollar amounts in thousands
	(unaudited)
				Weighted Average
	Fair	Amortized	Current		Fair Market
Portfolio Type	Value	Cost	Principal	Coupon	Price
Legacy Non-Agency MBS (pre-2008)	$497,408	$477,785	$655,447	5.52%	$75.89
Non-performing	11,051	10,938	11,000	5.50	100.47
Credit Risk Transfer	135,150	124,852	135,489	4.20	99.75
Total Non-Agency MBS	$643,609	$613,575	$801,936	5.30%	$80.26

Residential Mortgage Loans Held-for-Investment

The following table summarizes our residential mortgage loans held-for-investment at March 31, 2020 and December 31, 2019:

	March 31,	December 31,
	2020	2019
	(in thousands)
	(unaudited)
Residential mortgage loans held-for-investment through consolidated securitization trusts	$416,571	$458,348
Asset-backed securities issued by securitization trusts	407,243	448,987
Retained interest in loans held in securitization trusts	$9,328	$9,361

Residential Mortgage Loans Held-for-Securitization

The following table summarizes our residential mortgage loans held-for-securitization at March 31, 2020 and December 31, 2019:

	March 31,	December 31,
	2020	2019
	(in thousands)
	(unaudited)
Residential mortgage loans held-for-securitization	$141,645	$152,922
Amount outstanding on warehouse line of credit	$116,221	$133,811
Payable for purchased loans	$—	$5,545

At March 31, 2020, our estimated fair value (in thousands) of the residential mortgage loans held-for-securitization was $126,809.

Residential Properties Portfolio

At March 31, 2010 and December 31, 2019, Anworth Properties Inc. owned 84 and 85 single-family residential rental properties, respectively, located in Southeastern Florida that were carried at a total cost, net of accumulated depreciation, of $13.3 million and $13.6 million, respectively. During the three months ended March 31, 2020, we sold one property for a gain of approximately $78 thousand.

MBS Portfolio Financing

	March 31, 2020
	Agency	Non-Agency	Total
	MBS	MBS	MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$2,203,224	$269,910	$2,473,134
Average interest rate	1.76%	2.64%	1.86%
Average maturity	30 days	16 days	29 days
Average interest rate after adjusting for interest rate swaps			2.15%
Average maturity after adjusting for interest rate swaps			859 days

	December 31, 2019
	Agency	Non-Agency	Total
	MBS	MBS	MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$3,230,000	$427,873	$3,657,873
Average interest rate	1.97%	2.80%	2.07%
Average maturity	30 days	11 days	28 days
Average interest rate after adjusting for interest rate swaps			2.13%
Average maturity after adjusting for interest rate swaps			978 days

Portfolio Leverage

At March 31, 2020, our leverage multiple was 6.1x. The leverage multiple is calculated by dividing our repurchase agreements and credit line outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The effective leverage, which includes the effect of TBA dollar roll financing, was 6.5x at March 31, 2020. At December 31, 2019, our leverage multiple was 6.2x and the effective leverage was 6.64x.

Interest Rate Swaps

At March 31, 2020 and December 31, 2019, our interest rate swap agreements (“swaps”) had the following notional amounts, weighted average fixed rates, and remaining terms:

	March 31, 2020
	(unaudited)
		Weighted
		Average	Remaining	Remaining
	Notional	Fixed	Term in	Term in
Maturity	Amount	Rate	Months	Years
	(in thousands)
Less than 12 months	$316,000	1.69%	4	0.3
1 year to 2 years	25,000	1.50	20	1.7
2 years to 3 years	55,000	1.48	31	2.6
3 years to 4 years	115,000	1.52	43	3.6
4 years to 5 years	225,000	1.73	60	4.7
5 years to 7 years	390,000	2.60	85	7.1
7 years to 10 years	150,000	2.97	102	8.5
	$1,276,000	2.10%	55	4.6

	December 31, 2019
	(unaudited)
		Weighted
		Average	Remaining	Remaining
	Notional	Fixed	Term in	Term in
Maturity	Amount	Rate	Months	Years
	(in thousands)
Less than 12 months	$541,000	1.70%	7	0.6
1 year to 2 years	190,000	1.63	21	1.8
2 years to 3 years	335,000	1.65	34	2.8
3 years to 4 years	295,000	1.71	45	3.8
4 years to 5 years	550,000	2.18	61	4.7
5 years to 7 years	390,000	2.51	85	7.1
7 years to 10 years	200,000	2.94	103	8.6
	$2,501,000	2.02%	48	4.0

Effective Net Interest Rate Spread

	March 31,	December 31,
	2020	2019
	(unaudited)
Average asset yield, including TBA dollar roll income	3.34%	3.46%
Effective cost of funds	2.38	2.57
Effective net interest rate spread	0.96%	0.89%

Certain components of our effective net interest rate spread are non-GAAP financial measures, which are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures Related to Operating Results” at the end of this earnings release.

Book Value per Common Share

At March 31, 2020, our book value was $2.69 per share of common stock, which was a decrease of $1.91 from $4.60 at December 31, 2019.

There was no common stock dividend declared during the first quarter ended March 31, 2020. The $1.91 decrease in book value per common share from the prior quarter resulted in a negative return on book value per common share of (41.5)% for the three months ended March 31, 2020.

Subsequent Events

On April 21, 2020, we declared a quarterly common stock dividend of $0.05 per share for the first quarter ended March 31, 2020. Based upon the closing price of $1.13 on March 31, 2020, the annualized dividend yield on our common stock at March 31, 2020 would have been 17.7%. As announced in the Company's press release dated March 20, 2020, the declaration of this quarterly common stock dividend was delayed due to volatile market conditions at that time. It is our expectation that the second quarter and subsequent quarterly dividends will be declared and paid according to their customary schedule.

Conference Call

The Company will host a conference call on Friday, May 8, 2020 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss our first quarter 2020 results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on May 8, 2020. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10143922. The conference call will also be webcast live over the Internet, which can be accessed on our website at http://www.anworth.com through the corresponding link located at the top of the home page.

Investors interested in participating in our Dividend Reinvestment and Stock Purchase Plan (our “DRP Plan”), or receiving a copy of the DRP Plan’s prospectus, may do so by contacting our Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about our Plan, interested investors may also visit our Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or our website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

We are an externally-managed mortgage real estate investment trust (“REIT”). We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC (our “Manager”), pursuant to a management agreement. Our Manager is subject to the supervision and direction of our Board and is responsible for (i) the selection, purchase, and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with portfolio management, administrative, and other services relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth Mortgage Asset Corporation is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may, ” “will, ” “believe, ” “expect, ” “anticipate, ” “assume,” “estimate,” “intend,” “continue, ” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; the scope and duration of the COVID-19 (coronavirus) pandemic, including actions taken by governmental authorities to contain the spread of the virus, and the impact on our business and the general economy; changes in business conditions and the general economy; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and our Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts)

	March 31,	December 31,
	2020	2019
		(audited)
ASSETS
Available-for-sale Agency MBS at fair value (including $2,319,446 and $2,764,330 pledged to counterparties at March 31, 2020 and December 31, 2019, respectively); amortized cost of $2,319,638 and $2,799,448 at March 31, 2020 and December 31, 2019, respectively, net of allowance for credit losses of $0 and $0 at March 31, 2010 and December 31, 2019, respectively	$2,400,260	$2,853,131
Trading Agency MBS at fair value (including $0 and $655,045 pledged to counterparties at March 31, 2020 and December 31, 2019, respectively	—	656,920
Available-for-sale Non-Agency MBS at fair value (including $0 and $535,135 pledged to counterparties at March 31, 2020 and December 31, 2019, respectively); amortized cost of $0 and $613,576 at March 31, 2020 and December 31, 2019, respectively, net of allowance for credit losses of $0 and $0 at March 31, 2020 and December 31, 2019, respectively	—	643,610
Trading Non-Agency MBS at fair value (including $277,960 and $0 pledged to counterparties at March 31, 2020 and December 31, 2019, respectively	281,686	—
Residential mortgage loans held-for-securitization, net of allowance for credit losses of $56 at March 31, 2020 and $0 at December 31, 2019	141,645	152,922
Residential mortgage loans held-for-investment through consolidated securitization trusts, net of allowances for credit losses of $167 at March 31, 2020 and $175 at December 31, 2019(1)	416,571	458,348
Residential real estate	13,260	13,499
Cash and cash equivalents	55,561	8,236
Reverse repurchase agreements	—	15,000
Restricted cash	152,453	104,699
Interest receivable	12,279	16,398
Derivative instruments at fair value	3,094	5,833
Right to use asset-operating lease	1,121	1,256
Receivable for sold securities	65,828	—
Prepaid expenses and other assets	7,253	8,779
Total Assets	$3,551,011	$4,938,631
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$11,942	$16,757
Repurchase agreements	2,473,134	3,657,873
Warehouse line of credit	116,221	133,811
Asset-backed securities issued by securitization trusts(1)	407,243	448,987
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	102,802	52,197
Derivative counterparty margin	6,633	367
Dividends payable on preferred stock	2,297	2,297
Dividends payable on common stock	—	8,897
Payable for purchased loans	—	5,545
Payable for terminated swaps	4,091	—
Payable to counterparty	3,098	—
Accrued expenses and other liabilities	1,000	1,312
Long-term lease obligation	1,121	1,256
Total Liabilities	$3,166,962	$4,366,679
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($19,494 and $19,494, respectively); 780 and 780 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively)	$19,455	$19,455
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively)	$46,537	$46,537
Series C Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($50,257 and $50,257, respectively); 2,010 and 2,010 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively)	48,626	48,626
Common Stock: par value $0.01 per share; authorized 200,000 shares, 98,936 and 98,849 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively)	989	988
Additional paid-in capital	983,669	983,401
Accumulated other comprehensive income consisting of unrealized gains and losses	65,960	65,984
Accumulated deficit	(781,187)	(593,039)
Total Stockholders' Equity	$364,594	$552,497
Total Liabilities and Stockholders' Equity	$3,551,011	$4,938,631
(1)

The consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. At March 31, 2020 and December 31, 2019, total assets of the consolidated VIEs were $418 million and $460 million (including accrued interest receivable of $1.3 million and $1.5 million), respectively (which are recorded above in the line item, “Interest receivable”), and total liabilities were $409 million and $450 million (including accrued interest payable of $1.3 million and $1.4 million), respectively (which are recorded above in the line item, “Accrued interest payable”).

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except for per share amounts) (unaudited)

	Three Months Ended
	March 31,
	2020	2019
Interest and other income:
Interest-Agency MBS	$21,258	$25,711
Interest-Non-Agency MBS	8,120	10,466
Interest-securitized residential mortgage loans	4,391	5,368
Interest-residential mortgage loans held-for-securitization	1,820	86
Other interest income	174	19
	35,763	41,650
Interest expense:
Interest expense on repurchase agreements	17,278	27,136
Interest expense on asset-backed securities	4,225	5,200
Interest expense on warehouse line of credit	1,412	234
Interest expense on junior subordinated notes	472	547
	23,387	33,117
Net interest income	12,376	8,533
Provision for credit losses on loans	(56)	—
Net interest income after provision for credit losses	12,320	8,533
Operating expenses:
Management fee to related party	(1,528)	(1,724)
Rental properties depreciation and expenses	(443)	(355)
General and administrative expenses	(1,089)	(967)
Total operating expenses	(3,060)	(3,046)
Other income (loss):
Income-rental properties	454	436
Realized net gain (loss) on sales of available-for-sale Agency MBS	5,710	(6,147)
Realized net gain (loss) on sales of Agency MBS held as trading investments	3,981	(7,363)
Realized net (loss) on sales of Non-Agency MBS	(55,390)	—
Unrealized net (loss) on Non-Agency MBS held as trading investments	(59,982)	—
Unrealized (loss) gain on Agency MBS held as trading investments	(1,141)	14,906
Gain on sale of residential properties	78	—
(Loss) on derivatives, net	(88,791)	(27,289)
Total other (loss)	(195,081)	(25,457)
Net (loss)	$(185,821)	$(19,970)
Dividends on preferred stock	(2,297)	(2,297)
Net (loss) to common stockholders	$(188,118)	$(22,267)
Basic (loss) per common share	$(1.90)	$(0.23)
Diluted (loss) per common share	$(1.90)	$(0.23)
Basic weighted average number of shares outstanding	98,823	98,537
Diluted weighted average number of shares outstanding	98,823	98,537

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (in thousands, except for per share amounts) (unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net (loss)	$(185,821)	$(19,970)
Available-for-sale Agency MBS, fair value adjustment	34,831	25,109
Reclassification adjustment for (gain) loss on sales of Agency MBS included in net (loss)	(5,710)	6,169
Available-for-sale Non-Agency MBS, fair value adjustment	(85,424)	8,187
Reclassification adjustment for loss (gain) on sales of Non-Agency MBS included in net (loss)	55,390	(22)
Amortization of unrealized gains on interest rate swaps remaining in other comprehensive income	889	1,003
Other comprehensive (loss) income	(24)	40,446
Comprehensive (loss) income	$(185,845)	$20,476

Non-GAAP Financial Measures Related to Operating Results

In addition to our operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: core earnings (including per common share), total interest income, and average asset yield, including TBA dollar roll income, paydown expense on Agency MBS, and effective total interest expense and effective cost of funds. The first table below reconciles our “Net loss to common stockholders” for the three months ended March 31, 2020 to core earnings for the same period. Core earnings represents “Net loss to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles our total interest and other income for the three months ended March 31, 2020 (which is the nearest comparable GAAP measure) to our total interest income and average asset yield, including TBA dollar roll income, and shows the annualized amounts as a percentage of our average earning assets, and also reconciles our total interest expense (which is the nearest comparable GAAP measure) to our effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of our average borrowings.

The Company’s management believes that:

  these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that we use in our financial and operational decision-making process;
  the inclusion of paydown expense on Agency MBS is more indicative of the current earnings potential of our investment portfolio, as it reflects the actual principal paydowns which occurred during the period. Paydown expense on Agency MBS is not dependent on future assumptions on prepayments, or the cumulative effect from prior periods of any current changes to those assumptions, as is the case with the GAAP measure, “Premium amortization on Agency MBS”;
  the adjustment for depreciation expense on residential rental properties, as this is a non-cash item and is added back by other companies to derive funds from operations; and
  the presentation of these measures, when analyzed in conjunction with our GAAP operating results, allows investors to more effectively evaluate our performance to that of our peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies.

These non-GAAP financial measures should not be used as a substitute for our operating results for the three months ended March 31, 2020. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended
	March 31, 2020
	(unaudited)
	Amount	Per Share
	(in thousands)
Net (loss) to common stockholders	$(188,118)	$(1.90)
Adjustments to derive core earnings:
Realized net (loss) on sales of Agency MBS	(5,710)	(0.06)
Realized net loss on sales of Non-Agency MBS	55,390	0.56
Realized net gain on sales of Agency MBS held as trading investments	(3,981)	(0.04)
Unrealized loss on Non-Agency MBS held as trading securities(1)	59,982	0.61
Unrealized loss on Agency MBS held as trading investments	1,141	0.01
Loss on interest rate swaps, net	101,355	1.03
(Gain) on derivatives-TBA Agency MBS, net	(12,564)	(0.13)
(Gain) on sales of residential properties	(78)	—
Net settlement on interest rate swaps after de-designation(2)	(857)	(0.01)
Dollar roll income on TBA Agency MBS(3)	537	0.01
Premium amortization on MBS	6,477	0.07
Paydown expense(4)	(4,958)	(0.05)
Depreciation expense on residential rental properties(5)	120	—
Core earnings	$8,736	$0.09
Basic weighted average number of shares outstanding	98,823
(1)

At March 31, 2020, we designated our Non-Agency MBS as trading securities. The unrealized loss at that time, instead of being recorded in AOCI, as had been previously done, is now recognized through earnings.

(2)

Net settlement on interest rate swaps after de-designation includes all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014 and also on any new interest rate swaps entered into after that date. These amounts are recorded in “Unrealized loss on interest rate swaps, net.”

(3)

Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “(Loss) on derivatives, net” that is included in our consolidated statements of operations.

(4)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the quarter.
(5)	Depreciation expense is added back in the core earnings calculation, as it is a non-cash item, and it is similarly added back in other companies’ calculation of core earnings or funds from operations.

Effective Net Interest Rate Spread

	Three Months Ended
	March 31, 2020
	(unaudited)
		Annualized
	Amount	Percentage
	(in thousands)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest income	$35,763	3.14%
Income-rental properties	454	0.04
Dollar roll income on TBA Agency MBS(1)	537	0.05
Premium amortization on Agency MBS	6,477	0.57
Paydown expense on Agency MBS(2)	(4,958)	(0.44)
Less: Other income	(174)	(0.02)
Total interest and other income and average asset yield, including TBA dollar roll income	$38,099	3.34%
Effective Cost of Funds:
Total interest expense	$23,387	2.30%
Net settlement on interest rate Swaps after de-designation(3)	857	0.08
Effective total interest expense and effective cost of funds	$24,244	2.38%
Effective net interest rate spread		0.96%
Average earning assets	$4,559,000
Average borrowings	$4,071,000
_____________________
(1)

Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “(Loss) on derivatives, net” that is shown on our consolidated statements of operations.

(2)

Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the three-month period.

(3)

Net settlement on interest rate swaps after de-designation include all subsequent net payments made or received on interest rate swaps which were de-designated as hedges in August 2014 and also on any new interest rate swaps entered into after that date. These amounts are included in “(Loss) on derivatives, net” on our consolidated statements of operations.

Contacts

Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, 2nd Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com